Q3 2026 Earnings Presentation November 4, 2026 Exhibit 99.2

2 Question & Answer Introduction Redeate (Red) Tilahun Senior Manager, Investor Relations and Financial Reporting Operational Highlights Chris Bradshaw President and CEO Financial Review Jennifer Whalen SVP, Chief Financial Officer Concluding Remarks Chris Bradshaw President and CEO Q3 2026 Earnings Call 01 02 03 04 05

3 Cautionary Statement Regarding Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements about our future business, strategy, operations, capabilities and results; financial projections and outlook; plans and objectives of our management; including our expectations regarding our quarterly dividend program and our intention to pay down debt; expected actions by us and by third parties, including our customers, competitors, vendors and regulators; and other matters. Some of the forward-looking statements can be identified by the use of words such as “believes," “belief," “forecasts," “expects," “plans," “anticipates," “intends," “projects," “estimates," “may," “might," “will," “would," “could," “should” or other similar words. However, all statements in this presentation, other than statements of historical fact or historical financial results, are forward-looking statements. Our forward-looking statements reflect our views and assumptions on the date hereof regarding future events and operating performance. We believe that they are reasonable, but they involve significant known and unknown risks, uncertainties, assumptions and other factors, many of which may be beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K, and in particular, the risks discussed in Part I, Item 1A, “Risk Factors” of such report and those discussed in other documents we file with the Securities and Exchange Commission (the “SEC”). Accordingly, you should not put undue reliance on any forward-looking statements. You should consider the following key factors when evaluating these forward-looking statements: the impact of supply chain disruptions, inflation and increased fuel prices and our ability or inability to recoup rising costs in the rates we charge to our customers; our reliance on a limited number of helicopter manufacturers and suppliers and the impact of a shortfall in availability of aircraft components and parts required for maintenance and repairs of our helicopters, including significant delays in the delivery of parts for our S92 and AW189 fleet and aircraft in general; our reliance on a limited number of customers and the reduction of our customer base as a result of consolidation and/or the energy transition; public health crises, such as pandemics and epidemics, and any related government policies and actions; our inability to execute our business strategy for diversification efforts related to government services and advanced air mobility; the potential for cyberattacks or security breaches that could disrupt operations, compromise confidential or sensitive information, damage reputation, expose to legal liability, or cause financial losses; the possibility that we may be unable to maintain compliance with covenants in our financing or other agreements; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (“OPEC") and other producing countries, and geopolitical risks; fluctuations in the demand for our services; the possibility of significant changes in foreign exchange rates and controls; potential effects of increased competition and the introduction of alternative modes of transportation and solutions; the possibility that portions of our fleet may be grounded for extended periods of time or indefinitely (including due to severe weather events); the possibility of political instability, civil unrest, war or acts of terrorism in any of the countries where we operate or elsewhere, including the ongoing conflict with Iran, which could result in operational interruptions and supply impacts, including fuel shortages and price increases; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the existence of operating risks inherent in our business, including the possibility of declining safety performance; labor issues, including our inability to negotiate acceptable collective bargaining or union agreements with employees covered by such agreements; the possibility of changes in tax, environmental, trade, labor, immigration and other laws and regulations and policies, including, without limitation, tariffs and actions of the governments that impact the aviation industry, oil and gas operations, favor renewable energy projects or address climate change; any failure to effectively manage, and receive anticipated returns from acquisitions, divestitures, investments, joint ventures and other portfolio actions; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; general economic conditions, including interest rates or uncertainty in the capital and credit markets; disruptions in global trade, including as a result of tariffs, trade restrictions, retaliatory trade measures or the effect of such actions on trading relationships between the United States (“U.S”) and other countries; the potential effects of any future government shutdown on our Government Services business; the possibility that reductions in spending on aviation services by governmental agencies where we are seeking contracts could adversely affect or lead to modifications of the procurement process or that such reductions in spending could adversely affect Government Services contract terms or otherwise delay service or the receipt of payments under such contracts; and the effectiveness of our environmental, social and governance initiatives. The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. All forward-looking statements in this presentation are qualified by these cautionary statements and are only made as of the date hereof. The forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect our businesses, particularly those discussed in greater detail in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K and Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A, “Risk Factors” of the Company’s subsequent Quarterly Reports on Form 10-Q. We disclaim any obligation or undertaking, other than as required by law, to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, whether as a result of new information, future events or otherwise.

4 Non-GAAP Financial Measures Reconciliation In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP measures including EBITDA, Adjusted EBITDA, Adjusted Operating Income, Net Debt, Free Cash Flow and Adjusted Free Cash Flow. Each of these measures, detailed below, have limitations, and are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP (including the notes), included in the Company’s filings with the SEC and posted on the Company’s website. EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occurred during the reported period and noted in the applicable reconciliation. The Company includes EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of its operating performance. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to the Company’s ability to meet its future debt service, capital expenditures and working capital requirements and the financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis. Neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP. Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. There are two main ways in which foreign currency fluctuations impact the Company’s reported financials. The first is primarily non-cash foreign exchange gains (losses) that are reported in the Other Income line on the Income Statement. These are related to the revaluation of balance sheet items, typically do not impact cash flows, and thus are excluded in the Adjusted EBITDA presentation. The second is through impacts to certain revenue and expense items, which impact the Company’s cash flows. The primary exposure is the GBP/USD exchange rate. This presentation provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands, unaudited). The Company is unable to provide a reconciliation of forecasted Adjusted EBITDA (non-GAAP) for the outlook period included in this presentation to projected net income (GAAP) and Adjusted Operating Income (non-GAAP) to operating income (GAAP) for the same period because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted EBITDA and projected Adjusted Operating Income due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of forecasted non-GAAP measures to GAAP measures for the outlook period presented. Adjusted Operating Income (Loss) (“Adjusted Operating Income”) is defined as operating income (loss) before depreciation and amortization (including PBH amortization). The Company includes Adjusted Operating Income to provide investors with a supplemental measure of each segments operating performance. Management believes that the use of Adjusted Operating Income is meaningful to investors because it provides information with respect to each segments ability to ability to generate cash from its operations. Adjusted Operating Income is not a recognized term under GAAP. Accordingly, this measure should not be used as an indicator of, or an alternative to, operating income (loss), the most directly comparable GAAP measure, as a measure of operating performance. Because the definition of Adjusted Operating Income (or similar measures) may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. Free Cash Flow represents the Company’s net cash provided by operating activities less maintenance capital expenditures. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude costs paid in relation to certain special items which primarily include (i) professional service fees related to unusual litigation proceedings and (ii) other nonrecurring costs primarily related to strategic activities. Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to the Company’s ability to generate cash from the business. The GAAP measure most directly comparable to Free Cash Flow and Adjusted Free Cash Flow is net cash provided by operating activities. Since neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP, they should not be used as an indicator of, or an alternative to, net cash provided by operating activities. Investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. As such, they may not be comparable to other similarly titled measures used by other companies. The Company also presents Net Debt, which is a non-GAAP measure, defined as total principal balance on borrowings less unrestricted cash and cash equivalents. The GAAP measure most directly comparable to Net Debt is total debt. Since Net Debt is not a recognized term under GAAP, it should not be used as an indicator of, or an alternative to, total debt. Management uses Net Debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes this metric is useful to investors in determining the Company’s leverage position since the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt. A reconciliation of each of EBITDA, Adjusted EBITDA, Adjusted EBITDA Operating Income, Free Cash Flow, Adjusted Free Cash Flow, and Net Debt is included elsewhere in this presentation.

is a leading global provider of mission-critical aviation services for government entities, offshore energy companies and other customers around the world. Bristow Group Inc. We currently have a presence on six continents across 20 countries • Australia • Benin • Brazil • Canada • Chile • Djibouti • The Dutch Caribbean • The Falkland Islands • Ireland • Kenya • The Marshall Islands • The Netherlands • Nigeria • Norway • The Philippines • Spain • Suriname • Trinidad • The United Kingdom • The United States Our diversified customer and revenue mix, coupled with our broad geographic footprint, support a durable and balanced business profile. Through the use of helicopters, fixed-wing aircraft, unmanned aerial systems (UAS) and highly skilled personnel, we provide aviation services such as: Our business is comprised of three operating segments: Offshore Energy Services (OES) Government Services Other Services Intelligence, surveillance and reconnaissance (ISR) operations Personnel transportation Offshore energy logistics Search and rescue (SAR) Special missions We are also involved in various advanced air mobility (AAM) initiatives and emerging next-generation aviation technologies. Maintenance, repair and overhaul (MRO) services Medevac Unmanned systems On-demand cargo logistics (ODC) Other specialized aviation solutions 5

6 Presence on 6 Continents Publicly Traded on NYSE (VTOL) Global Employees 3,859 Total Customers in 20 Countries Revenues by Segment(2)Aircraft Fleet(1) Revenues by Region(3) 63% Offshore Energy Services (“OES”) 9% Other Services 28% Government Services $1.6 bn 51% Europe 7% Asia Pacific 12% Africa 6% Other Medium $1.6 bn 6% Light Twin 11% Single Engine 17% Fixed Wing/UAS 24% S92 13% AW189 23% AW139 966 Pilots 938 Engineers Note: Revenues, fleet and personnel amounts reflected on this slide are as of September 30, 2026. (1) As of September 30, 2026; see slide 22 for further details. (2) Reflects revenues by segment LTM September 30, 2026; see slide 24 for additional details. (3) Reflects revenues by region LTM September 30, 2026. A Leading Global Provider of Mission- Critical Aviation Services 234 30% Americas

Global Footprint

13 Air Operator Certificates (AOC)



Canada
5 Aircraft
United States
78 Aircraft
Dutch Caribbean
2 Aircraft
Trinidad and Tobago
6 Aircraft
Suriname
2 Aircraft
Chile
2 Aircraft
Brazil
19 Aircraft
Falkland Islands
4 Aircraft
United Kingdom
39 Aircraft
Netherlands
3 Aircraft
Norway
22 Aircraft
Ireland
6 Aircraft
Spain
3 Aircraft
Benin
1 Aircraft
Djibouti
1 Aircraft
Nigeria
23 Aircraft
Kenya
1 Aircraft
Philippines
1 Aircraft
Marshall Islands
3 Aircraft
Australia
13 Aircraft

Australia
Type of AC:
E170, E190, EMB-120ER

Benin
Type of AC:
Dash8

Brazil
Type of AC:
AW139, AW189

Canada
Type of AC:
S92

Chile
Type of AC:
A119

Djibouti
Type of AC:
Dash8

Dutch Caribbean
Type of AC:
AW139

Falkland Islands
Type of AC:
S92, AW189

Ireland
Type of AC:
AW189

Kenya
Type of AC:
Dash8

Marshall Islands
Type of AC:
Dash8

Netherlands
Type of AC:
AW189

Nigeria
Type of AC:
AW139, AW189, H135, H160, S76, S92

Norway
Type of AC:
S92

Philippines
Type of AC:
Twin Otter

Spain
Type of AC:
A119

Suriname
Type of AC:
AW139

Trinidad and Tobago
Type of AC:
AW139

United Kingdom
Type of AC:
AW189, AW139, S-100, S92

United States
Type of AC: **A109, A119, AS350, AW139, AW189, Dash8, EMB-120ER, H135, King Air 350, PC12, S76C++, S92, Twin Otter**

As of September 30, 2026.

Aircraft Mix by Segment

Offshore Energy Services



127
57
58
12

Government Services



81
30
10
3
20
18

Other Services



26
5
21

■ Heavy ■ Light-Twin ■ Single Engine
■ Medium ■ Fixed-Wing/UAS

Bristow
7

Q3 2026 Financial Results & Highlights

Total Revenues



$450
$300
$150
$0
in millions
$412
$438
Q2 2026
Q3 2026

Adjusted EBITDA[1]



$90
$60
$30
$0
in millions
$80
$90
Q2 2026
Q3 2026

Current Quarter[2] Highlights

Total revenues were $26.2 million higher than the Preceding Quarter[2] primarily due to the acquisition of BSM[3] and higher utilization in the Americas and Australia, partially offset by lower utilization in Europe. **Adjusted EBITDA was approximately $10 million higher** in the Current Quarter.

Adjusted EBITDA margin of 20% in the Current Quarter compared to 19% in the Preceding Quarter.

Paid **$3.8 million in dividends** during the Current Quarter. **Declared another cash dividend** of $0.125 per share of common stock on October 29, 2026, **payable on November 27, 2026,** to shareholders of record at the close of business on November 13, 2026.

$25 million of share repurchases at an average price of $45.64 per share.

1) See slide 23 for a reconciliation of Adjusted EBITDA to net income.
2) "Current Quarter" refers to the three months ended September 30, 2026, and "Preceding Quarter" refers to the three months ended June 30, 2026.
3) Berry Aviation, Inc., now known as Bristow Special Mission Inc. ("BSM"), acquired effective July 13, 2026.

Bristow

8

Persistent Industry Supply Chain Challenges Remain a Headwind

- Since 2020, OEM on-time delivery has fallen significantly (~20% deterioration)
  - Moreover, when a delivery is missed, it is missed by extended intervals

- Inventory levels have grown in effort to defend availability

- KPI penalties and negotiated discounts have not solved underlying problems
  - Parts continue to have increased turn time and arrive late

Average Downtime for Base Maintenance[1]
Days per major maintenance downtime

	2020	2021	2022	2023	2024	2025
Heavy Helicopter Type 1	36	43	58	61	61	75
Super Medium Helicopter Type 1	37	32	30	37	52	60

Penalties drastically underestimate the impact…Lost revenue opportunities; delayed contract transitions; manpower and logistics spent chasing parts; cannibalization of internal fleet to keep aircraft flying; not to mention retaining additional headcount, overtime expense, costs for outsourced third-party maintenance support, etc.

1) Base maintenance includes comprehensive, hangar-based heavy maintenance, deep structural checks, major component overhauls, and regulatory modifications. The table reflects the global average maintenance downtime for the industry.

Source: Various flight tracking systems.

Bristow

9

10 Offshore Energy Services Total Revenues Adjusted Operating Income Revenues from Offshore Energy Services were $5.6 million lower in the Current Quarter. Revenues in Europe were $10.9 million lower primarily due to lower utilization, partially offset by lower penalties and increased rates. Revenues in the Americas were $6.0 million higher primarily due to increased utilization and rates. Revenues in Africa were $0.7 million lower primarily due to higher penalties. Adjusted operating income was $2.0 million higher in the Current Quarter primarily due to lower operating expenses of $8.3 million and lower general and administrative expenses of $1.1 million, offsetting the lower revenues of $5.6 million and lower earnings from unconsolidated affiliates of $2.3 million. $67 $69 $0 $20 $40 $60 $80 Q2 2026 Q3 2026 $ in m ill io ns $262 $256 $150 $190 $230 $270 Q2 2026 Q3 2026 $ in m ill io ns See slide 25 for a reconciliation of Adjusted Operating Income to Operating Income.

11 Government Services Total Revenues Adjusted Operating Income Revenues from Government Services were $17.8 million higher in the Current Quarter primarily due to the acquisition BSM, which contributed $16.9 million of revenues during the Current Quarter. Revenues on the UK search and rescue (“UKSAR”) contract were $1.6 million higher primarily due to lower penalties and increased fuel revenues. Revenues on the Irish Coast Guard ("IRCG") contract were $0.7 million lower primarily due to higher penalties related to aircraft availability. Adjusted operating income was $2.5 million higher in the Current Quarter primarily due to the increased revenues, partially offset by higher operating expenses of $13.0 million and general and administrative expenses of $2.4 million, both of which were driven by the inclusion of BSM and ongoing contract transitions. $7 $10 $0 $4 $8 $12 Q2 2026 Q3 2026 $ in m ill io ns $112 $130 $0 $30 $60 $90 $120 Q2 2026 Q3 2026 $ in m ill io ns See slide 25 for a reconciliation of Adjusted Operating Income to Operating Income.

12 Other Services Total Revenues Adjusted Operating Income Adjusted operating income was $7.4 million higher in the Current Quarter primarily due to the increased revenues, partially offset by higher operating expenses of $4.7 million and general and administrative expenses of $1.9 million, both of which were primarily related to the inclusion of BSM. $5 $13 $0 $4 $8 $12 Q2 2026 Q3 2026 $ in m ill io ns $38 $52 $0 $15 $30 $45 Q2 2026 Q3 2026 $ in m ill io ns See slide 25 for a reconciliation of Adjusted Operating Income to Operating Income. Revenues from Other Services were $14.0 million higher in the Current Quarter primarily due to the acquisition of BSM of $9.2 million and higher activity in Australia of $4.8 million.

13 Affirms 2026 Adjusted EBITDA Midpoint 1) The outlook projections provided for 2026 are based on the Company’s current estimates, using information available at this point in time, and are not a guarantee of future performance. Please refer to Cautionary Statement Regarding Forward-Looking Statements on slide 3, which discusses risks that could cause actual results to differ materially. Consolidated Guidance (in USD, millions) Updated (2026E)(1) Updates 2026 Outlook Ranges Cash Interest ~$45 Cash Taxes ~$30 Maintenance Capital Expenditures $25 - $30 Other Services $25 - $30 Government Services $35 - $45 Offshore Energy Services $240 - $250 Other Services $155 - $175 Government Services $470 - $490 Offshore Energy Services $1,015 - $1,035 Adjusted EBITDA $300 - $320 Total Revenues $1,640 - $1,700 Revenues by Segment: Adjusted Operating Income by Segment: Updated (2026E)(1) Segment Guidance (in USD, millions)

14 Global demand for oil & gas is expected to increase by 12.4% over next 15 years despite current geopolitical challenges Long-Term Oil & Gas Demand Global Oil & Gas Demand Outlook 2010 20102015 20152020 20202025 20252030 20302035 20352040 2040 0 20 40 60 80 100 120 Liquids Gas mmboepd 9.0% Demand growth 2025-40 17.5% Demand growth 2025-40 Source: Westwood Global Energy Group, Offshore Energy Update Report, October 2026.

15 Source: Wood Mackenzie (July 2026), Barclays Research (October 2026). Strong Growth in Offshore Spending The deepwater offshore (floater) rig count now stands at 121 rigs (up from 116 in 4Q25) and we expect a continued grind higher to 124 by year-end, 131 by YE27 and 138 by YE28. Offshore Floater Rig Count Forecast Offshore project FIDs on pace to exceed $110bn this year following ~$70bn in 2025, which would represent a 61% y/y increase. Offshore Project Final Investment Decision (“FIDs”) 56 50 74 106 73 26 88 130 99 87 69 68 43 144 0 20 40 60 80 100 120 140 160 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026E 2027E Offshore FIDs taken Offshore FIDs expected (note: Barclays conservative adjustment applied) ($bn) 111 Data points across offshore project FIDs and deepwater rig contracts/tenders confirm a rebound in offshore activity this year and setting up for an even stronger 2027 Offshore FID Outlook

16 Growing importance of energy security has driven a 22% increase in expected offshore O&G spending compared to last year's outlook Offshore Energy Investment Outlook Global Floating Rig Demand & Utilization Outlook 65% 78% 77% 82% 88% 94% 90% 88% 90% 96% 40% 50% 60% 70% 80% 90% 100% 110% 120% 0 20 40 60 80 100 120 140 160 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027E # committed rigs Demand Util % Source: Westwood Global Energy Group, Offshore Energy Update Report, October 2026.

17 Outlook for Offshore Logistics Shifting trends in offshore energy are expected to add 52,000km of potential new logistical routes over the next ten years, an increase of 11% 278 Active in 2026 34,380 KM DfS 112 New by 2036 12,875 New KM DfS 47 Latin America 6,083 Active in 2026 376,719 KM DfS 348 New by 2036 26,610 New KM DfS 208 GCC 533 Active in 2026 48,118 KM DfS 581 Active in 2036 4,768 Incremental KM 52 Latin America 161 Active in 2026 5,842 KM DfS 289 New by 2036 8,050 New KM DfS 110 Europe Floating Production Systems (FPS) Fixed Production Facilities Offshore Rigs Offshore Wind Substations KM DfS = kilometers Distance from Shore; GCC = Gulf Cooperation Council Source: Westwood Global Energy Group, Offshore Energy Update Report, October 2026.

18 “Substantial wave of new upcoming projects gives confidence in growth in rotorcraft markets such as Brazil, Africa.” “Supply chain problems have not disappeared and remain an industry-wide issue.” Steve Robertson, Director Air & Sea Analytics Effective Utilization of Global Heavy and Medium Offshore Helicopters Offshore Helicopter Capacity Remains Tight Source: Air & Sea Analytics, Offshore Rotorcraft Market Update Report, October 2026. 16 302 50 43 160 1 70 3 13 30 1 34 2 0 2 94% 91% 96% 100% 99% Active Helicopters Inactive Helicopters (Total) Inactive Helicopters (Known Stored / Uncontracted) Effective Utilisation S92 AW189 H175 H160 AW139 Effective Utilization = 1 - (Known Stored/Uncontracted) / Total Fleet

19 Strong Balance Sheet and Liquidity Position Actual (USD, $mm, as of September 30,2026) Amount Rate Maturity Cash $235 ABL Facility ($70mm)(2) — SOFR+175 bps Jan-31 Senior Secured Notes 500 6.750% Feb-33 UKSAR Debt 153 SONIA+275 bps Mar-36 IRCG Debt 107 EURIBOR+195 bps Jun-31 Total Debt(3) $760 Less: Unrestricted Cash $(233) Net Debt $527 (1) Balances reflected as of (2) As of , the ABL facility had $10.1 million in letters of credit drawn against it and availability of $53.9 million. (3) Reflects principal balance of total debt. September 30, 2026. September 30, 2026 Unfunded capital commitments of $50.9 million, consisting primarily of aircraft purchases (1) Financial flexibility to pursue potential opportunities $233.4 million of unrestricted cash and total liquidity of $287.3 million(1)(2) No material near-term debt maturities. Additionally, amortizing equipment financings include flexible pre-payment terms

20 Capital Allocation Framework A Disciplined and Focused Approach Priority Philosophy Strategic Objectives Status Balance Sheet • Protect and maintain strong balance sheet and liquidity position • Structure leases and debt to facilitate financial flexibility • Refinance 6.875% Senior Secured Notes and ABL • Provide financial flexibility while maintaining downside protection • Completed refinancing of Senior Secured Notes and ABL at lower rates and extended maturities Growth • Pursue high impact, high return organic growth opportunities • Assess other growth opportunities: ─ Value-added M&A ─ Advanced Air Mobility (AAM) • Close on acquisition of BSM • Complete transitions of new Government Services contracts • Upgrade fleet with new OES-configured AW189 helicopters to meet customer demand and boost profitability • Completed the acquisition of BSM in July 2026 Shareholder Capital Returns • Return capital to shareholders via opportunistic share buybacks and quarterly dividends • Pay a quarterly dividend beginning in Q1 2026, with an initial dividend payment of $0.125 per share ($0.50 per share annualized) • Opportunistically buy back shares using $125 million share repurchase program • Continuing to declare and pay dividends • Repurchased $25 million of shares in the Current Quarter with $96 million remaining available under the repurchase program As of September 30, 2026. • Ongoing investment for new OES AW189 helicopters

21 Appendix 01 Fleet Overview 02 03 Adjusted EBITDA 04 Revenues and Flight Hours by Segment 05 Adjusted Operating Income by Segment Adjusted Free Cash Flow

Fleet Overview

1) As of September 30, 2026. Does not include certain aircraft shown in the "under construction" line in the fleet table. Upon completion of additional configuration, the newly delivered aircraft will appear in the fleet table above when placed into service.
2) Reflects the average age of helicopters that are owned by the Company.
3) Does not include UAS platforms developed, designed or produced by BSM.
4) Under construction reflects new aircraft that the Company has either taken possession of and are undergoing additional configuration before being placed into service or are currently under construction by the Original Equipment Manufacturer ("OEM") and pending delivery. Includes three AW189 heavy helicopters (of which all but one were delivered and are undergoing additional configuration).
5) Options include nine AW189 heavy helicopters and five H135 light-twin helicopters.
6) Excludes leased aircraft in the Company's possession but not yet placed in service and any orders or options for electric/hybrid vertical takeoff and landing and short takeoff and landing aircraft, collectively known as AAM aircraft, that may have deposits but are pending regulatory certification and/or are under construction.

	NUMBER OF AIRCRAFT			
TYPE	OWNED AIRCRAFT	LEASED AIRCRAFT	TOTAL AIRCRAFT	AVERAGE AGE (YEARS)[2]
Heavy Helicopters:				
S92	32	25	57	16
AW189	25	5	30	8
	57	30	87	
Medium Helicopters:				
AW139	45	9	54	14
S76 D/C++	10	—	10	15
H160	—	4	4	—
	55	13	68	
Light—Twin Engine Helicopters:				
AW109	3	—	3	19
H135	12	—	12	10
	15	—	15	
Light—Single Engine Helicopters:				
AS350	12	—	12	27
AW119	13	—	13	20
	25	—	25	
Total Helicopters	**152**	**43**	**195**	17
Fixed wing	23	13	36	
Unmanned Aerial Systems ("UAS")[3]	3	—	3	
Total Fleet	**178**	**56**	**234**	

	HEAVY	MEDIUM	LIGHT TWIN	TOTAL
Under construction[1][4]	3	—	—	3
Options[5][6]	9	—	5	14

Bristow

22

Adjusted EBITDA Reconciliation

($000s)	Three Months Ended September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	LTM
Net income	$ 27,770	$ 21,180	$ 13,065	$ 18,676	$ 80,691
Depreciation and amortization expense	29,478	28,889	24,386	18,377	101,130
Interest expense, net	11,924	12,228	13,816	10,432	48,400
Income tax expense	9,143	108	3,510	3,026	15,787
EBITDA	$ 78,315	$ 62,405	$ 54,777	$ 50,511	$ 246,008
(Gains) losses on disposal of assets	(1,939)	(138)	(7,639)	2,111	(7,605)
Loss on extinguishment of debt	—	—	2,849	—	2,849
Foreign exchange losses	1,119	7,673	4,554	3,051	16,397
Special items[1]	12,057	9,868	4,734	4,455	31,114
Adjusted EBITDA	$ 89,552	$ 79,808	$ 59,275	$ 60,128	$ 288,763

[1]Special items include the following:	Three Months Ended September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	LTM
PBH amortization	$ 4,046	$ 3,567	$ 1,431	$ 2,232	$ 11,276
Gain on insurance claim	—	(714)	—	(4,970)	(5,684)
IT system transition costs	163	229	—	—	392
Acquisition-related costs	4,933	1,479	954	14	7,380
Other special items[2]	2,915	5,307	2,349	7,179	17,750
	$ 12,057	$ 9,868	$ 4,734	$ 4,455	$ 31,114

(2) Other special items include (i) professional service fees related to unusual litigation proceedings and (ii) other nonrecurring costs.

Bristow

23

24 Revenues and Flight Hours by Segment Three Months Ended September 30, 2026 June 30, 2026 March 31, 2026 December 31, 2025 LTM Revenues ($000s) Offshore Energy Services: Europe $ 93,690 $ 104,566 $ 98,651 $ 101,412 $ 398,319 Americas 112,602 106,619 105,399 99,757 424,377 Africa 49,724 50,433 50,283 46,285 196,725 Total Offshore Energy Services 256,016 261,618 254,333 247,454 1,019,421 Government Services 130,036 112,234 107,870 100,097 450,237 Other Services 51,868 37,903 26,502 29,713 145,986 $ 437,920 $ 411,755 $ 388,705 $ 377,264 $ 1,615,644 Three Months Ended September 30, 2026 June 30, 2026 March 31, 2026 December 31, 2025 Flight hours by segment Offshore Energy Services: Europe 6,593 7,658 8,217 8,543 Americas 10,793 10,112 10,470 10,506 Africa 5,144 5,288 5,545 5,185 Total Offshore Energy Services 22,530 23,058 24,232 24,234 Government Services 5,487 4,620 4,051 4,186 Other Services 4,764 3,697 3,337 3,622 32,781 31,375 31,620 32,042

25 Adjusted Operating Income Reconciliation Three Months Ended September 30, 2026 June 30, 2026 Offshore Energy Services: Operating income $ 49,236 $ 46,053 Depreciation and amortization expense 15,462 17,098 PBH amortization 3,842 3,386 Offshore Energy Services Adjusted Operating Income $ 68,540 $ 66,537 Government Services: Operating income (loss) $ (1,425) $ (2,145) Depreciation and amortization expense 10,898 9,190 PBH amortization 204 164 Government Services Adjusted Operating Income $ 9,677 $ 7,209 Other Services: Operating income $ 9,870 $ 2,929 Depreciation and amortization expense 2,773 2,345 PBH amortization — 17 Other Services Adjusted Operating Income $ 12,643 $ 5,291

26 Adjusted Free Cash Flow Reconciliation (1) Special items include (i) professional service fees related to unusual litigation proceedings and (ii) other nonrecurring costs. Three Months Ended ($000s) September 30, 2026 June 30, 2026 March 31, 2026 December 31, 2025 LTM Net cash provided by (used in) operating activities $ 61,161 $ 41,076 $ (8,250) $ 76,913 $ 170,900 Less: Maintenance capital expenditures (5,133) (6,791) (4,359) (6,044) (22,327) Free Cash Flow $ 56,028 $ 34,285 $ (12,609) $ 70,869 $ 148,573 Plus: Other special items(1) 8,273 1,522 843 883 11,521 Adjusted Free Cash Flow $ 64,301 $ 35,807 $ (11,766) $ 71,752 $ 160,094